CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us in this Registration Statement on Form N-1A of AMG Funds I under the headings “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm”.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

February 29, 2024